SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On October 19, 2005, the Registrant announced its results of operations for the quarter and nine months ended September 30, 2005. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

On October 19, 2005, the Registrant announced that, exclusive of costs associated with its branch expansion initiative, management expects earnings per share (“EPS”) in the fourth quarter of 2005 to be in the range of $0.80 to $0.85 per fully diluted share. This EPS comfort range is based on management’s current information, estimates and assumptions. One fundamental assumption is the projected continuing flattening of the yield curve in 2005 as presented in current forward interest rate curves and immaterial additional hurricane-related costs. The Registrant anticipates a material expense associated with strategic recruits in the fourth quarter of 2005 that should be offset by a gain on the sale of excess land in northeast Louisiana.

For the full year of 2005, management expects EPS to be in the range of $2.18 to $2.23 per fully diluted share. On an adjusted basis that excludes one-time merger related costs associated with the acquisition of American Horizons Bancorp, Inc. (approximately $0.04 per share in the first quarter of 2005), one-time hurricane-related impact (approximately $0.99 per share in the third quarter of 2005), and costs associated with the branch expansion initiative (approximately $0.04 per share in the fourth quarter of 2005), the 2005 annual EPS would be $3.25 to $3.30, or equivalent to $4.06 to $4.13 per share on a pre-split basis. The adjusted figures are consistent with prior management guidance.

On October 19, 2005, the Registrant also provided a progress update regarding its branch expansion initiative. The Registrant’s expansion initiative remains on track with management’s expectations, with a roll-out of new facilities staged over the next two quarters. Management indicated that the fourth quarter of 2005 will be negatively impacted as a result of costs such as depreciation, staffing, and marketing associated with the branch expansion initiative are incurred, with limited initial revenue until loans and deposits associated with the branches are booked. The Registrant currently estimates the branch initiative will have a $0.04 negative impact on EPS in the fourth quarter of 2005.

A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits. The exhibits listed in the exhibit index are furnished pursuant to Items 2.02 and 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 20, 2005

By:  /s/  Daryl G. Byrd

        Daryl G. Byrd

        President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated October 19, 2005, issued by the Registrant.